Exhibit (a)(19)
WRITTEN INSTRUMENT AMENDING THE
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF PACIFIC SELECT FUND
RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the “Trust”), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 as amended (“Declaration of Trust”), and having heretofore divided the shares of beneficial interest of the Trust in thirty-four separate Series (the “Series”), hereby amend the Declaration of Trust by terminating two Series known as the “Capital Opportunities Portfolio, and Concentrated Growth Portfolio” effective April 30, 2007.
RESOLVED, that the undersigned, being a majority of the Trustees of Trust, acting pursuant to Section 6.2 of the Declaration of Trust, having heretofore divided the shares of beneficial interest of the Trust by designating and establishing a separate Series, effective May 1, 2007, to be known as the Floating Rate Loan Portfolio, such new Series to have the relative rights and preferences set forth in Subsections (a) through (e) of Section 6.2 of the Declaration of Trust.
FURTHER RESOLVED, that the undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Declaration of Trust, hereby amend the Declaration of Trust to redesignate the name of the Fasciano Small Equity Portfolio as the Small-Cap Growth Portfolio, effective May 1, 2007.
     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 20th day of March, 2007.

/s/ James T. Morris	/s/ Lucie H. Moore
James T. Morris	Lucie H. Moore
Trustee	Trustee

/s/ G. Thomas Willis	/s/ Nooruddin S. Veerjee
G. Thomas Willis	Nooruddin S. Veerjee
Trustee	Trustee

/s/ Frederick L. Blackmon	/s/ Gale K. Caruso
Frederick L. Blackmon	Gale K. Caruso
Trustee	Trustee

PRESIDENT’S CERTIFICATE
     The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the “Trust”), hereby certifies that Section 6.2 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated October 28, 1999, as amended (the “Declaration of Trust”) has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.

Date: March 20, 2007	/s/ Mary Ann Brown
Mary Ann Brown
President